EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") executed by and between COMSTOCK RESOURCES, INC., a Nevada corporation (the "Company") with principal offices at 5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244, and Roland O. Burns ("Employee"), an individual residing at 8430 Edgewood Cove, Frisco, Texas 75034.

         1. Employment. The Company hereby agrees to employ Employee, and Employee hereby agrees to render his exclusive service to the Company, in his current capacity of Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, with such duties as may be assigned to him from time to time by the Board of Directors for a period of time commencing on May 15, 1997 (the effective date of this Agreement) and ending on May 14, 1998 (the "Employment Period"), subject to earlier termination as hereinafter provided. Upon termination of Employee's employment for any reason except for death, disability or for good cause, including termination of the Employment Period, the Company shall assign to the Employee ownership of any life insurance policies owned by the Company insuring the Employee's life.

         2. Place of Employment. Unless otherwise agreed by the Company and Employee, throughout the term of this Agreement, Employee's business office shall be located in Dallas, Texas, at such location as may be specified by the Board of Directors of the Company.

         3. Base Compensation. Employee shall be compensated by the Company at a minimum base rate of $11,041.67 per month, payable semimonthly on the fifteenth and final days of each month during the period of Employee's employment under this Agreement, subject to such increases and additional payments as may be determined from time to time by the Board of Directors of the Company in its sole discretion. Such compensation shall be in addition to any group insurance, pension, profit sharing, and other employee benefits, which are extended from time to time to Employee in the discretion of the Board of Directors of the Company and for which Employee is eligible. Subject to such rules and procedures as are from time to time specified by the Company, the Company shall also reimburse Employee for all reasonable expenses incurred by him on behalf of the Company.

         4. Performance of Services. Employee shall devote his full working time to the business of the Company; provided, however, Employee shall be excused from performing any services for the Company hereunder during periods of temporary incapacity and during vacations conforming to the Company's standard vacation policy, without thereby in any way affecting the compensation to which he is entitled hereunder.

         5. Continuing Obligations. In order to induce the Company to enter into this Agreement, the Employee hereby agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment by the Company or which may come into his possession during his employment hereunder, shall be deemed to be confidential and proprietary to the Company and the Employee

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further agrees to retain in confidence any confidential information known to him concerning the Company and it's subsidiaries and their respective businesses so long as such information is not publicly disclosed. In the event of a breach or threatened breach by the Employee of the provisions of this Paragraph 5, the Company shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such information may have been disclosed or is threatened to be disclosed.

         6. Property of Company. All data, drawings, and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of the Company shall be the sole and exclusive property of the Company, and none of such data, drawings or other records, or copies thereof, shall be retained by Employee upon termination of his employment. Notwithstanding the foregoing, Employee shall be under no obligation to return public information.

         7. Surviving Provisions. The provisions of Paragraphs 5 and 6 of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding termination of Employee's employment hereunder for any reason.

         8. Termination for Good Cause. It is agreed and understood that the Company cannot terminate the employment of the Employee under this Agreement except for good cause, and that, without prejudice to the generality of the right to terminate for good cause, each of the following contingencies shall be good cause:

                  (a)  Should  Employee  by reason of injury or  illness  become
incapable   for  more  than  one  hundred  fifty  (150)   consecutive   days  of
satisfactorily performing his duties as an employee under this Agreement;

                  (b) Should Employee for reasons other than illness or injury absent himself from his duties without the consent of the Company (which consent shall not be unreasonably withheld) for more than twenty (20) consecutive days;

                  (c) Should Employee be convicted of a felony involving moral turpitude;

                  (d) Should Employee during the period of his employment by the Company engage in any activity that would in the opinion of the Board of Directors of the Company constitute a material conflict of interest with the Company; provided that termination for cause based on this subparagraph (d) shall not be effective unless the Employee shall have received written notice from the Board of Directors of the Company of such activity (which notice shall also include a demand for the Employee to cease the activity giving rise to the conflict of interest) fifteen (15) days prior to his termination and the Employee has failed after receipt of such notice to cease all activities creating the conflict of interest; or


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                  (e) Should Employee be grossly negligent in the performance of his duties hereunder, or materially in breach of his duties and obligations under this Agreement; provided that termination for cause based on this subparagraph (e) shall not be effective unless the Employee shall have received written notice from the Board of Directors of the Company (which notice shall include a description of the reasons and circumstances giving rise to such notice) fifteen (15) days prior to his termination and the Employee has failed after receipt of such notice to satisfactorily discharge the performance of his duties hereunder or to comply with the terms of this Agreement, as the case may be.

The Company may for good cause terminate Employee's employment under this Agreement without advance notice, except as otherwise specifically provided for in subparagraphs (d) and (e) above. Termination shall not affect any of the Company's other rights and remedies.

         9. Payment of Certain Costs of Employee. If a dispute arises regarding the interpretation or enforcement of this Agreement, all legal fees and expenses incurred by the Employee in seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing his claim will be paid by the Company, to the extent permitted by law. The Company further agrees to pay prejudgment interest on any money judgment obtained by the Employee calculated at the First National Bank of Chicago N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

         10. Mitigation. The Employee is not required to mitigate the amount of any payments to be made by the Company pursuant to this Agreement by seeking other employment or otherwise.

         11.      Successors.

                  (a) Except as may otherwise be provided under any other written agreement between the Company and the Employee with respect to the terms of Employee's employment in the event of a change of control of the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

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                  (b)  This  Agreement  shall  inure  to the  benefit  of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die during the term hereof, the Company shall pay an amount equal to any amounts than payable to Employee hereunder, plus an amount equal to six months' annualized total compensation (considering Employee's base pay and his most recent annual bonus, if any), with all such amounts to be paid to Employee's devisee, legatee or other designee or, if there be no such designee, to his estate.

         12. No Inconsistent Obligations. Employee represents and warrants that he has not previously assumed any obligations inconsistent with those of this Agreement.

         13. Modification. This Agreement shall be in addition to all previous agreements, written or oral, relating to Employee's employment by the Company, and shall not be changed orally, but only by a written instrument to which the Company and the Employee are both parties.

         14. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its properties.

         15. Bankruptcy. Notwithstanding anything in this Agreement to the contrary, the insolvency or adjudication of bankruptcy of the Company, whether voluntary or involuntary, shall terminate this Agreement and the rights and obligations of Company and Employee hereunder shall be of no further force or effect.

         16. Law Governing. This Agreement made, accepted and delivered in Dallas County, Texas, is performable in Dallas County, Texas, and it shall be construed and enforced according to the laws of the State of Texas. Venue shall lie in Dallas County, Texas for the purpose of resolving and enforcing any dispute which may arise under this Agreement and the parties agree that they will submit themselves to the jurisdiction of the competent State or Federal Court situated in Dallas County, Texas.

         17. Invalid Provision. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be impaired thereby.

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         18.  Notices.  For  purposes of this  Agreement,  notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:

                           Roland O. Burns
                           8430 Edgewood Cove
                           Frisco, Texas 75034

                  If to the Company:

                           Comstock Resources, Inc.
                           5005 LBJ Freeway, Suite 1000
                           Dallas, Texas 75244

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     EXECUTED and effective as to this 15th day of May 1997.

                               COMSTOCK RESOURCES, INC.


                               By:/s/ M. JAY ALLISON
                               M. Jay Allison
                               President and
                               Chief Executive Officer

                               EMPLOYEE:/s/ ROLAND O. BURNS
                               Roland O. Burns



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